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                                                                       Exhibit 1

                            ARTICLES OF INCORPORATION

                                       of

                          ADDISON CAPITAL SHARES, INC.



         FIRST: I, James W. Jennings, whose post office address is 2000 One Logan Square, Philadelphia, Pennsylvania 19103, being more than eighteen years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

         SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is ADDISON CAPITAL SHARES, INC.

         THIRD: Corporate Purposes. The purpose for which the Corporation is formed is to act as an open-end diversified management company under the Investment Company Act of 1940, and in this connection the Corporation is expressly empowered as follows:

                  (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, lend, trade in, deal in, pledge, exchange or otherwise dispose of or turn to account or realize upon, Securities (which term "Securities" shall for the purposes of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, bills, or other evidence of indebtedness, negotiable or non-negotiable instruments, certificates of deposit, bankers' acceptances, fixed time deposits, letters of credit, commercial paper, finance paper, repurchase and reverse repurchase agreements, mortgages or other obligations, and any certificates, receipts, warrants, options or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein or created or issued by any persons, firms, associations, partnerships, corporations, syndicates, banks, savings institutions, combinations, organizations, governments, or subdivisions, agencies, or instrumentalities thereof; and to exercise, as owner or holder of any Securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all Securities;

                  (2) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;

                  (3) To borrow money and issue notes or other evidences of indebtedness;


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                  (4) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereof, Securities), as its Board of Directors may determine and without the need for stockholder approval, and as now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation determined in a manner consistent with the Investment Company Act of 1940 and the regulations of the Securities Exchange issued thereunder;

                  (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation;

                  (6) To conduct its business in all its branches and exercise any or all of its corporate rights and powers at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent;

                  (7) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall, except as otherwise expressly provided, by in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objectives and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland.

         FOURTH: Address and Resident Agent. The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         The Corporation's resident agent is The Corporation Trust, Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

         FIFTH: Capital Stock. (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Two Billion (2,000,000,000) shares of Common Stock, of the par value of $2,000,000.00, of which number of authorized, unissued and unclassified shares of Common Stock Fifty Million (50,000,000) shares, of the par value of one

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Mill ($0.001) per share and the aggregate par value of $50,000.00, are classified and designated Class A Common Stock and the balance of such authorized shares are unclassified.

         (2) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

         (3) The Corporation may issue shares of any class or series in fractional denominations to the same extent as whole shares. Any fractional share shall carry proportionately all the rights of a whole share of the same class or series, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

         (4) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Articles of Incorporation and By-laws of the Corporation.

         (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock subject to the provisions of Sections 6, 7, 8, 9 and 10 of this Article FIFTH and not inconsistent with applicable law. The power of the Board of Directors to classify the shares of capital stock shall include, without limitations, authority to classify or reclassify any such stock into a class or classes of capital stock and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

                  (i) The distinctive designation of such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

                  (ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series.

                  (iii) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.


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                  (iv) The rights of the holders of shares of such class or
         series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

                  (v) Any other rights, restrictions, including restrictions on transferability, and qualification of shares of such class or series, not inconsistent with law and the Articles of Incorporation of the Corporation.

         (6) All consideration received by the Corporation for the issue or sale of stock of any class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments, or funds were received by the Corporation for all purposes, and shall be subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any assets derived from any reinvestment of such proceeds in whatever form, and a portion of any general assets of the Corporation not belonging to a particular class, are herein referred to as "assets belonging to" such class.

         (7) Shares of each class shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class; provided, however, that dividends and distributions on shares of a class shall be paid only out of the lawfully available "assets belonging to such class" as such phrase is defined in Section 6 of this Article FIFTH.

         (8) In the event of the liquidation or dissolution of the Corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class, such assets to be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, distribution of such assets shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined as hereinafter provided.

         (9) The assets belonging to any class of stock shall be charged with the liabilities in respect of such class, and shall also be charged with such class's share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of expenses and reserves; as to any allocation of the same expenses and reserves; as to any allocation of the same to a given class; and as to whether the same, or any general assets of the Corporation, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.

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         (10) Each stockholder of each class shall be entitled to one vote for each share of stock, irrespective of the class, then standing in his name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that: (i) when expressly required by law, shares of stock shall be voted by individual class and (ii) only shares of stock of the respective class or classes affected by a matter shall be entitled to vote on such matter.

         (11) Notwithstanding any provisions of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided herein.

         (12) To the extent that the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with the provisions of applicable law, and the Corporation shall have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1954, as amended, (ii) if the value of such shares in the account maintained by the Corporation or its transfer agent for any class of stock is less than $1,000.00; provided, however, that each stockholder shall be notified that the value of his account is less than $1,000.00 and allowed sixty days to make additional purchases of shares before such redemption is processed by the Corporation, or (iii) if the net income with respect to any particular class of shares should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as each case subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption of shares of capital stock of the Corporation shall, except as otherwise provided in this section, be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or party in securities or other property included in the

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assets belonging or allocable to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

         (13) Each holder of any class of stock of the Corporation who surrenders his certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, shall, to the extent permitted by the By-Laws or by resolution of the Board of Directors, be entitled to convert the shares in question, on the basis hereinafter set forth, into shares of stock of any class of the Corporation. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct therefrom a conversion cost, in an amount determined within the discretion of the Board of Directors. Within five (5) business days after such surrender and payment of any conversion cost, the Corporation shall issue to the stockholder such number of shares of stock as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion cost as aforesaid. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion cost may be paid and/or assigned by the Corporation to the underwriter and/or to any other agency, as it may elect.

         (14) Without the vote of the shares of any class of stock of the Corporation then outstanding (unless stockholder approval is otherwise required by applicable law), the Corporation may, if so determined by the Board of
Directors:

                  (a) Sell and convey the assets belonging to a class of stock to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such class and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such class that are not assumed by the purchaser of the assets belonging to such class, the Corporation may, at its option, redeem all outstanding shares of such class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of these Articles of Incorporation to the contrary, the redemption price may be paid in cash or by distribution of the securities or other consideration received by the Corporation for the assets belonging to such class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and these Articles of Incorporation;

                  (b) Sell and convert the assets belonging to a class of stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such class, the Corporation may, at its option, (i) redeem all outstanding shares of such class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any,

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as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and these Articles of Incorporation, or (ii) combine the assets belonging to such class following such sale and conversion with the assets belonging to any one or more other classes of stock of the Corporation pursuant to and in accordance with Section 14(c) of this Article FIFTH; or

                  (c) Combine the assets belonging to a class of stock with the assets belonging to any one or more classes of stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of any class of stock of the Corporation participating in such combination. In connection with any such combination of assets the shares of any class of stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and these Articles of Incorporation. Notwithstanding any other provision of these Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this Section 14(c) may be paid in shares of any other existing or future class or classes of stock of the Corporation.

         SIXTH: Board of Directors. The number of directors of the Corporation shall be five. However, the By-Laws of the Corporation may fix the number of directors at a number greater than that named in these Articles of Incorporation any may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three unless the Corporation has no more than one stockholder, in which case the number of directors of the Corporation may be less than three but shall not be less than one, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

         The names of the directors who shall act as such until the first annual meeting of stockholders or until their successors are duly chosen and qualified are: Jay R. Massey and Rudolf C. Sander.

         SEVENTH: Indemnification. The Corporation shall indemnify its present and past directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, to the maximum extent permitted by applicable law, in such manner as may be provided in the By-Laws; provided, that no director or officer of the Corporation shall be indemnified against any liability to the Corporation or its stockholders to

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which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Corporation may purchase insurance against any liability which may be asserted against or incurred by any director or officer in such capacity or arising out of his status as such (whether or not indemnification with respect to such liability is permitted under these Articles of Incorporation or any provision of law), as the Board of Directors may determine.

         EIGHTH: Miscellaneous. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

                  (1) The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of the office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

                  (2) Any director may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

                  (3) Unless the By-Laws otherwise provide, the Board of Directors of the Corporation shall have power to hold their meeting, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

                  (4) In addition to the powers and authority hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

                  (5) Shares of stock in other corporations shall be voted by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

                  (6) (a) The Corporation may enter into an investment advisory or management or supervisory contract or contracts, an exclusive or non-exclusive

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         underwriting or distributing contract or contracts, and other contracts with any company or companies, including Janney Montgomery Scott Inc. and any company which is a subsidiary or affiliate thereof, and may otherwise do business with such a company, notwithstanding that any one or more directors, officers, or employees of the Corporation may be a stockholder, director, officer, trustee, member, or employees of such company, and in the absence of fraud the Corporation and such company may deal freely with each other, and no such contract or transaction between the Corporation and such company shall be invalidated or in any way affected thereby, nor shall any director, officer, or employee of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person, merely by reason of such relationship, for any loss incurred by it or him under or by reason of any such contract or transaction or accountable for any profit realized directly or indirectly therefrom; provided, that nothing herein shall protect any director or officer of the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  (b) The Corporation is adopting its corporate name through permission of Addison Capital Management Company; and if it shall enter into an investment advisory or management or supervisory contract with such company or any of its affiliates, as authorized herein, the Corporation shall make appropriate covenants that upon the termination of such contract for any cause it will, at the request of such company from its corporate name and will not thereafter transact business in a corporate name using the word "Addison" in any form or combination whatsoever, or otherwise use the word "Addison" as a part of its name. Such convenants on the part of the Corporation are hereby made binding upon it, its directors, officers, stockholders, creditors and all other persons claiming under or through it.

         (7) Unless otherwise required by applicable law, the presence in person or by proxy of the holders of record of one-third of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders.

         NINTH: Duration. The duration of the Corporation shall be perpetual.

         TENTH: Amendments. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, upon the vote of the majority of the aggregate of the votes entitled to be cast thereon, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation may be added or inserted upon the vote of the majority of the aggregate of the votes entitled to be cast thereon, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article TENTH. The Corporation shall notify the stockholders in its next subsequent regular report to the stockholders of any amendment of these Articles of Incorporation.

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         The term "these Articles of Incorporation" as used herein and in the
By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on the 3rd day of June, 1986.



                                          /s/  James W. Jennings
                                          ------------------------------------


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PHILADELPHIA

PENNSYLVANIA


         I HEREBY CERTIFY THAT on the 3rd day of June, 1986, before me a Notary Public of the County of Philadelphia, Commonwealth of Pennsylvania, personally appeared James W. Jennings, who acknowledges the foregoing Articles of Incorporation to be his act.

         WITNESS my hand and Notarial Seal.


My Commission Expires:  January 24, 1987      /s/  Florine Watson
                                              ---------------------------
                                              Notary Public



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